AMENDMENT #6 TO SECURED PROMISSORY NOTE

This Amendment to the Secured Promissory Note (this “Amendment”) is made and effective as of this 7th day of September, 2018 by and among Quest Solution, Inc., Quest Marketing, Inc., Quest Exchange Ltd., and their subsidiaries and/or affiliates, with principal offices at 860 Conger Street, Eugene, Oregon 97402 (collectively, “Quest”), and ScanSource, Inc., a South Carolina corporation and/or its subsidiaries and affiliates (collectively, “ScanSource”), and, in consideration of the mutual covenants herein contained and benefits to be derived herefrom.

W I T N E S S E T H:

WHEREAS, ScanSource and/or its subsidiaries and affiliates have, from time to time, extended trade and other credit to Quest; and

WHEREAS, Quest and ScanSource have entered into that certain Secured Promissory Note in the original principal amount of Twelve Million Four Hundred Ninety-Two Thousand One Hundred Thirty-Six and 51/100 Dollars ($12,492,136.51) dated as of July 1, 2016 (as amended, the “Note”); and

WHEREAS, ScanSource and Quest desire that Six Million Seven Hundred Sixty-Three Thousand Five Hundred Forty-Nine and 41/100 Dollars ($6,763,549.41) of the outstanding obligations owing by Quest to ScanSource (the “Specified Trade Credit Amounts”) shall be incorporated into the Note; and

WHEREAS, the outstanding balance of the Note as of September 7, 2018 is One Million Nine Hundred Twenty-Six Thousand Nine Hundred Fifteen and 61/100 Dollars ($1,926,915.61), ScanSource and Quest desire to amend the Note as described herein, to, among other things, add the Specified Trade Credit Amounts to the outstanding principal amount of the Note to be repaid in accordance with the terms thereof;

NOW, THEREFORE, in consideration of the premises contained herein, the parties hereto agree as follows:

1. Definitions. All capitalized terms used herein and not otherwise defined shall have the same meaning herein as in the Note, as applicable.

2. Amendment to Note. The Note is hereby amended as follows:

(a) The aggregate outstanding principal amount of the Note is hereby increased by an amount equal to Six Million Seven Hundred Sixty-Three Thousand Five Hundred Forty-Nine and 41/100 Dollars ($6,763,549.41), which amount represents the Specified Trade Credit Amounts owing by the Debtors to ScanSource.

(b) The opening paragraph of the Note is hereby amended by replacing “March 31, 2018 (the “Maturity Date”)” therein with “January 31, 2019 (the “Maturity Date”), effective March 31, 2018.”

(c) Section I is hereby amended and restated in its entirety to read as follows :

t. Principal and Interest Payments

The Principal amount of the Note shall be repaid in Five (5) installments of principal and accrued interest with any remaining Principal and accrued interest due and payable on the Maturity Date. The first such installment in the Principal amount of a minimum of Three Hundred Thousand and 001100 Dollars ($300,000.00), plus all accrued interest on the principal through such payment date, shall be due by September 15, 2018. The second such installment in the Principal amount of a minimum of Three Hundred Thousand and 00/100 Dollars ($300,000.00), plus all accrued interest on the principal through such payment date, shall be due by October 15, 2018. The third such installment in the Principal amount of a minimum of Three Hundred Thousand and 00/100 Dollars ($300,000.00), plus all accrued interest on the principal through such payment date, shall be due by November 15, 2018. The fourth such installment in the Principal amount of a minimum of Five Hundred Thousand and 00/100 Dollars ($500,000.00), plus all accrued interest on the principal through such payment date, shall be due by December 15, 2018. The fifth such installment in the Principal amount of a minimum of Five Hundred Thousand and 00/100 Dollars ($500,000.00), plus all accrued interest on the principal through such payment date, shall be due by January 15, 2019. The remaining Principal balance of this Note and all accrued interest shall be due and payable in full on the Maturity Date. Interest shall be charged at the rate of Twelve percent (12.0%) per annum; provided, that following the occurrence and during the continuance of an Event of Default (as defined in Section 5 herein), interest on the Principal shall accrue at the Default Rate (as defined in Section 5 herein) and shall be due and payable on demand.

Each payment of principal, interest or other amounts due under this Note shall be paid to ScanSource, in United States Dollars via wire transfer, to JP Morgan Chase Bank, NA, 270 Park Avenue, New York, New York 10017, Beneficiary: ScanSource, Inc., Routing Number: 021000021, Account Number: 771070588, SWIFT Code: CHASUS33 so that it is received by ScanSource on the date that is specified for payment under this Note. All payments or prepayments on this Note shall be applied, first, to fees, costs and expenses of ScanSource under this Note and the other agreements executed in connection herewith, second, to the interest accrued on this Note through the date of such payment or prepayment, and then to the outstanding Principal balance hereunder. All payments under this Note shall be made without any set-off, counterclaim or deduction whatsoever, and the Debtors hereby irrevocably waive all rights of set-off, counterclaim and deduction.

This Note may be prepaid in whole or in part any time without premium or penalty, but only together with all interest then accrued under this Note.

Debtors shall prepay the obligations evidenced by this Note immediately upon receipt by any Debtor of any proceeds of any indebtedness (including proceeds of any advances on any existing or future revolving credit facilities or factoring facilities) in an amount equal to twelve and a half percent (12.5%) of such proceeds. Any such prepayments received during any month shall be applied as follows: (i) amounts received during such month up to but not exceeding the amount of the one (I) next installment of Principal and interest due under this Note shall be applied to such one (1) next installment; and (ii) any amounts received during such month in excess of the amount applied in accordance with clause (i) shall be applied to the outstanding Principal amount of this Note and shall reduce the amount of each Principal installment due hereunder in the inverse order of maturity. The remaining amount of any installment due hereunder which is not paid in accordance with clause (i) shall be paid as set forth above.”

3. Miscellaneous.

(a) This Amendment may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument.

(b) This Amendment expresses the entire understanding of the parties with respect to the transactions contemplated hereby. No prior negotiations or discussions shall limit, modify, or otherwise affect the provisions hereof.

(c) Any determination that any provision of this Amendment or any application hereof is invalid, illegal or unenforceable in any respect and in any instance shall not affect the validity, legality, or enforceability of such provision in any other instance, or the validity, legality or enforceability of any other provisions of this Amendment.

(d) Quest warrants and represents that it has consulted with independent legal counsel of its selection in connection with this Amendment and is not relying on any representations or warranties of ScanSource or its counsel in entering into this Amendment.

(e) As of September 7, 2018, after adding the Specified Trade Credit Amounts to such Principal balance, the outstanding Principal balance on the Note owing to ScanSource is equal to Eight Million Six Hundred Ninety Thousand Four Hundred Sixty- Five and 02/100 Dollars ($8,690,465.02), which amount Quest acknowledges and agrees is due and owing without setoff, defense or counterclaim.

(f) Quest acknowledges and agrees that: (i) ScanSource has at all times acted in good faith with respect to the Note and any other matter, (ii) ScanSource has not exercised any control over the business affairs of Quest, (iii) the Note is secured by Security Agreements, and (iv) Quest has no claims against ScanSource, whether for actions taken or not taken. To the extent that Quest may have any such claim, defense, setoff or counterclaim or any other recoupments, Quest releases and forever discharges each of ScanSource and its present and former affiliates and subsidiaries, predecessors in interest, present and former officers, agents, directors, attorneys and employees, and the respective heirs, executors, successors and assigns of all of the foregoing, whether past, present or future (collectively with ScanSource, the “ScanSource Affiliates”) of and from any and all manner of action and actions, cause and causes of action, suits, rights, debts, torts, controversies, damages, judgments, executions, recoupments, claims and demands whatsoever, asserted or unasserted, in law or in equity which, against any ScanSource Affiliate, Quest ever had or now has by reason of any matter, cause, causes or thing whatsoever, including, without limitation, any presently existing claim, recoupment, or defense, whether or not presently suspected, contemplated or anticipated.

THIS AMENDMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

[Signature Page to Follow]

IN WITNESS WHEREOF, each of the undersigned has caused this Amendment to be duly executed and delivered by its proper and duly authorized officer as of the date set forth above.

QUEST SOLUTION, INC.

By:	/s/ Shai Shalom Lustgarten
Name:	Shai Shalom Lustgarten
Title:	Chief Executive Officer

QUEST MARKETING, INC.

By:	/s/ Shai Shalom Lustgarten
Name:	Shai Shalom Lustgarten
Title:	Chief Executive Officer

QUEST EXCHANGE LTD.

By:	/s/ Shai Shalom Lustgarten
Name:	Shai Shalom Lustgarten
Title:	Chief Executive Officer

SCANSOURCE, INC.

By:	/s/ Cleveland McBeth
Name:	Cleveland McBeth, Jr.
Title:	Vice President, Worldwide Reseller Financial Services